JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”), dated as of April 16, 2015, is by and between Merk Investments LLC and the Merk Hard Currency Fund (collectively, the “Joint Filers”).

RECITALS

WHEREAS, each of the Joint Filers is individually eligible to file a Schedule 13G (the “Schedule 13G”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to securities of the Merk Gold Trust (the “Issuer”); and

WHEREAS, each of the Joint Filers desires to file the Schedule 13G and any amendments thereto jointly and on behalf of each of the Joint Filers.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.     The Joint Filers hereby agree that the Schedule 13G is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1) under the Exchange Act.

2.     Each of the Joint Filers hereby acknowledges that it is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

3.     Each of the Joint Filers hereby agrees that this Agreement shall be filed as an Exhibit to the Schedule 13G.

4.     Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(g) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any securities of the Issuer.

5.     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MERK INVESTMENTS LLC

By:	/s/ Axel Merk
Name: Axel Merk
Title: President and Chief Investment Officer

MERK HARD CURRENCY FUND

By:	/s/ Karen Shaw
Name: Karen Shaw
Title: Treasurer Forum Funds, on behalf of the Merk Hard Currency Fund

Signature Page to Joint Filing Agreement